EXHIBIT 23.2b




                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the  incorporation  by reference in this  Registration
Statement on Form S-8 of our report dated March 21, 2002, relating to the consolidated financial statements of ASGA, Inc. appearing in ASGA's Annual Report on Form 10-K for the year ended December 31, 2001. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

     We are no longer independent with respect to ASGA, Inc., effective December 2002.




/s/Durland & Company, CPAs, P.A.

Palm Beach, Florida
May 22, 2003